UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2015

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On March 11, 2015 (the “Loan Closing Date”), Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), through ARCP OFC Phoenix (Central) AZ, LLC, a wholly-owned subsidiary (the “Borrower”), entered into a promissory note with Barclays Bank PLC (the “Lender”), an unaffiliated entity, in the principal amount of $71.5 million (the “Loan”). The Loan is collateralized by a multi-tenant office property located in Phoenix, Arizona owned by the Borrower that is primarily leased to Freeport Minerals Corporation (“Freeport”), a subsidiary of Freeport-McMoRan Inc., which was purchased for a purchase price of approximately $110.0 million.
The Loan bears interest at a fixed rate of 4.766% per annum with interest payments due monthly through April 6, 2020 (the “Anticipated Repayment Date”), and increases to a rate of 7.766% from the Anticipated Repayment Date until April 6, 2025 (the “Maturity Date”) (collectively, the “Applicable Interest Rate”). The principal amount will be due on the Maturity Date.
The Borrower has no right to repay the loan during the lockout period, which is the earlier of three years after the Loan Closing Date and two years after securitization of the loan. After the lockout period, upon not less than 30 days’ advance written notice to the Lender, and upon payment of a Yield Maintenance Premium, as defined in the loan agreement, the Borrower shall have the right to prepay the Loan in whole. In the event that Freeport’s credit rating is downgraded below certain thresholds, as described in the loan agreement, the loan agreement requires Borrower’s excess cash flow to be swept to a cash management account. The Loan is non-recourse to the Company and the Borrower, but each is liable for customary non-recourse carve-outs. The Loan contains customary financial, affirmative and negative covenants and other customary events of default.
Upon the occurrence of an event of default, interest on the Loan will accrue at an annual default interest rate equal to the lesser of the maximum legal rate and 4% above the Applicable Interest Rate and any outstanding principal and interest would be payable on demand of the Lender.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2015	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer and Principal Accounting Officer

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